Exhibit 10.5

Amendment No. 001 to

Interim Funding Schedule – No. 001

THIS AMENDMENT, dated as of June 20, 2018, amends that certain Interim Funding Schedule – No. 001 dated June 22, 2017, to that certain Master Equipment Lease Agreement dated as of June 22, 2017 (the “Master Lease”) between FIFTH THIRD BANK, as Lessor, and JETPAY PAYMENT SERVICES, FL, LLC, as Lessee. Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Master Lease.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that from and after the date hereof:

1.	The first sentence in Paragraph 1 shall be deleted in its entirety and replaced with the following language:

“All of the terms of the Master Equipment Lease Agreement dated as of June 22, 2017 (as amended, supplemented or modified from time to time, the “Master Lease”) between Lessee and Lessor are incorporated by reference herein.”

2.	Section 2(a) shall be deleted in its entirety and replaced with the following language:

(a)       Subject to the terms and conditions set forth herein, on or before December 31, 2018 (the “Interim Funding Termination Date”), at the request of Lessee, Lessor shall fund the purchase of Equipment by making advances in respect of the purchase price of such Equipment to the Supplier and/or for reimbursement to Lessee (collectively, the “Interim Advances”) for Equipment specifically identified by Lessee prior to the Interim Funding Termination Date. The aggregate amount of Interim Advances paid by Lessor hereunder shall not exceed a total of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) less the current outstanding balance of $592,146.96 for a total availability of $907,853.04 (the “Estimated Funding Amount”).

EXCEPT AS MODIFIED HEREBY, ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE MASTER LEASE AND THE INTERIM FUNDING AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND ARE IN ALL RESPECTS HEREBY RATIFIED AND AFFIRMED.

IN WITNESS WHEREOF, Lessor and Lessee have executed this amendment as of the date first above written.

LESSOR:		LESSEE:

FIFTH THIRD BANK		JETPAY PAYMENT SERVICES, FL, LLC

By: JetPay Corporation, its sole member

By:	/s/ Laurel Sebree	By:	/s/ Gregory Krzemien

Name:	Laurel Sebree	Name:	Gregory Krzemien

Title:	Vice President	Title:	Chief Financial Officer

© 2008 Fifth Third Bancorp